Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-192553) of Genspera, Inc. of our report which includes an explanatory paragraph as to the Company’s ability to continue as a going concern dated February 26, 2014 relating to our audit of the financial statements which appear in this Annual Report on Form 10-K of Genspera, Inc. for the year ended December 31, 2013.

/s/ Liggett, Vogt & Webb, P.A.
February 28, 2014
New York, New York